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                                                                    Exhibit 3.11

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                                PCA NATIONAL LLC
                      a Delaware limited liability company

THIS LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement") is intended to constitute an operating agreement in accordance with the provisions of the Delaware Limited Liability Company Act as in effect in Delaware (the "Act") and is made and entered into as of the 2nd day of July, 2000 by PCA INTERNATIONAL, INC., a North Carolina corporation as the sole member (the "Sole Member") of PCA NATIONAL LLC, a Delaware limited liability company (the "LLC").

1. Single Member Limited Liability Company. The LLC shall have one member. In the event that the Sole Member transfers any portion of its interest in the LLC, the LLC admits a new member, or if for any other reason there is ever more than one member of the LLC (including assignees of any member), it is the intent of the Sole Member to amend and restate this Agreement to govern the business and activities of the LLC and the relationships among its members. No transfer, assignment, admission, or any other event resulting in the LLC having, or being deemed to have, more than one member for any purpose shall be effective unless and until (a) this Agreement is amended by a written amendment approved in writing by the Sole Member, or its Personal Representative (as defined in paragraph 13) and executed by all members of the LLC; or (b) the Sole Member or her Personal Representative elects in writing to waive such requirement.

2. Formation. Effective 11:55 p.m. July 2, 2000 PCA National, Inc., a North Carolina corporation, merged with and into PCA Delaware Merger Corporation, a Delaware corporation, which corporation effective 11:57 p.m. July 2, 2000 converted by filing into PCA National East LLC, a Delaware limited liability company, which limited liability company effective July 19, 2000 changed its name to PCA National LLC. The LLC originally was formed on July 2, 2000 (the "Formation Date") upon the filing of the Certificate of Formation of the LLC (the "Certificate") in the Office of the Secretary of State of Delaware.

3. Purpose. The purpose of the LLC is to (i) serve as general partner of PCA National of Texas, L.P. and to engage in such other business and activities as the Sole Member shall deem appropriate, (ii) to own, hold, maintain, encumber, lease, sell, transfer or otherwise dispose of all property or assets or interests in property or assets as may be necessary, appropriate or convenient to accomplish the activities described in clause (i) above, (iii) to incur indebtedness or obligations in furtherance of the activities described in clauses (i) and (ii) above, (iv) to conduct such other activities as may be necessary or incidental to the foregoing, all on the terms and conditions and subject to the limitations set forth in this Agreement, and (v) to carry on any other lawful business.

4. Registered Agent; Registered Office. The LLC shall have and maintain a registered office and registered agent in the State of Delaware. The LLC's registered agent and registered office in Delaware are set forth in the Certificate, either of which may be changed from time to time by the Sole Member.

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5.  Commencement and Term. The LLC commenced at the time and on the date of the filing of the initial Certificate and shall continue until it is dissolved, its affairs are wound up, and final liquidating distributions are made pursuant to this Agreement.

6. Capital Contributions. The Sole Member shall have no obligation to make, or have any liability for, any additional capital contributions to or for the benefit of the LLC; provided, however, that the Sole Member may, in such Sole Member's sole and absolute discretion, elect to make additional capital contributions to the LLC at such times and in such amounts as the Sole Member may determine. Except as otherwise explicitly required by the Act, the Sole Member shall not be liable for any debts, obligations, liabilities, losses of capital or profits of the LLC whether arising in contract, tort, or otherwise, or be required to contribute or lend funds to the LLC.

7. Distributions. Prior to the dissolution and winding up of the LLC, distributions may be made from time to time at such times and in such amounts as the Sole Member, in its absolute discretion, may determine subject to requirements of the Act.

8. Allocations; Tax Consequences. Profits and losses of the LLC shall be allocated to the Sole Member as of the end of each calendar year. The Sole Member is aware that from and after Formation Date, for so long as the LLC has only one member, under current federal and North Carolina laws and regulations, for federal and North Carolina tax purposes the existence of the LLC is ignored and all profits and losses of the LLC are treated as received directly by the Sole Member in its capacity as a corporate taxpayer. The Sole Member acknowledges that if the LLC ever has more than one member (including assignees), the tax treatment of the LLC and of the Sole Member (with respect to its interest as member of the LLC) will change. Furthermore, changes in applicable laws and regulations could result in a change in the tax treatment of the LLC and the Sole Member in her capacity as a member of the LLC.

9. Management; Authorized Member. In accordance with the Certificate, and as governed by the Bylaws of the Company, the management of the LLC shall be vested in the Board of Managers. Accordingly, the LLC shall be manager-managed and shall not be member-managed.

10. Limitation of Liability; Indemnification; Insurance. Notwithstanding any other provision to the contrary in this Agreement or in the Bylaws of the Company, no Member or Manager shall be liable, responsible, or accountable in damages or otherwise to the LLC or to any member or assignee of a member for any loss, damage, cost, liability, or expense incurred by reason of or caused by any act or omission performed or omitted by such Member or Manager. To the fullest extent permitted by applicable law, the LLC shall indemnify and save harmless each Member and Manager from and against any and all claims, liabilities, damages, losses, costs, and expenses of any nature whatsoever that are incurred by the Member or a Manager and arise out of or in connection with the business and activities of the LLC or the performance by the Member or a Manager of any of its responsibilities under this Agreement. The LLC shall have authority to apply for and obtain property and casualty insurance and any and all other types of insurance as

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the Board of Managers determines to be helpful or necessary to the business or activities of the LLC.

11. Transfer of Interests. The Sole Member may transfer all or any portion of its interest the LLC subject to the satisfaction of the requirements specified in paragraph 1 of this Agreement.

12. Dissolution. The LLC shall dissolve only upon the first to occur of (a) the written consent of the Sole Member that the LLC should be dissolved; or (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act. The death, retirement, resignation, expulsion, bankruptcy or dissolution of any member or the occurrence of any event that terminates the continued membership of any member shall not cause the LLC to be dissolved or its affairs to be wound up.

13. Death, Incompetency Bankruptcy of Sole Member. If (a) the Sole Member is a natural person and dies or if a court of competent jurisdiction adjudges her to be incompetent to manage her person or her property, or (b) the Sole Member is a person other than a natural person and there occurs an "Event of Bankruptcy" as defined in Act Section 18-304 with respect to such Sole Member, then the Sole Member's Personal Representative (as defined below) may exercise all of the Sole Member's rights for the purposes of settling his or her estate or administering his or her property. For purposes of this Agreement the term "Personal Representative" means, as to a natural person, the executor, administrator, guardian, conservator, attorney-in-fact, or other legal representative or successor thereof and, as to a person other than a natural person, the legal representative or successor thereof.

14. Entire Agreement; Amendments. This Agreement, the Certificate, and the Bylaws together constitute the entire agreement with respect to the affairs of the LLC and the conduct of its business and activities and supersedes all prior agreements and understandings, whether oral or written. Notwithstanding the foregoing, in the event of any conflict among the foregoing instruments, the provisions of the Certificate take precedence over all other instruments, and this Agreement takes precedence over the Bylaws. The LLC shall have no oral limited liability company agreements. This Agreement may be amended only by a written amendment approved in writing by the Sole Member or its Personal Representative or duly authorized representative.

15. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement.

16. Governing Law. The laws of the State of Delaware shall govern the validity of this Agreement, the construction and interpretation of its terms, and organization and internal affairs of the LLC and the limited liability of the Members and assignees.

17. Title to Assets; Transactions. The LLC shall keep title to all of its assets in its own name and not in the name of its Sole Member or any other entity. The LLC shall

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enter into and engage in all transactions in its own name and not in the name of its Sole Member or any other entity. In furtherance thereof, the LLC shall evidence its execution of instruments as follows:

                                    PCA NATIONAL LLC,
                                    a Delaware limited liability company

                                    By:     /s/ Barry J. Feld
                                            ------------------------------------
                                    Name:   Barry Feld
                                            ------------------------------------
                                    Title:  President
                                            ------------------------------------

IN WITNESS WHEREOF, the Sole Member has executed this Agreement as of July 2, 2000.

                                            Sole Member:

                                            PCA INTERNATIONAL, INC.,
                                            a North Carolina corporation



                                            By:  /s/ James Robert Wren, Jr.
                                                 -------------------------------
                                                 Name:  James Robert Wren, Jr.
                                                 Title: Secretary

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